SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                         event reported): April 30, 2004


                                NETWORK USA, INC.

             (Exact name of registrant as specified in its Charter)

                           Nevada 33-10456 56-2416925
 -------------------------------------------------------------------------------
                 (State or other (Commission File (IRS Employer jurisdiction of Incorporation) Number) Identification Number)


                                 6 Youpeng Road
                                 Qufu, Shandong
                                  China 273100

               (Address of principal executive offices) (Zip Code)

                         Registrant's telephone number,
                              including area code:

                                 (86)537-4424999

                  (Former address if changed since last report)

                6720 Sands Point, Suite 204, Houston, Texas 77074

Item 2.  Acquisition or Disposition of Assets.
Item 5. Other Events and Required FD Disclosure.

                Acquisition of Sunwin Tech Group, Inc. Completed

Effective on April 30, 2004, Network USA, Inc. completed its acquisition of all of the issued and outstanding shares of Sunwin Tech Group, Inc., a Florida corporation, from its four shareholders: Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang. Richard J. Church and Michael L. Mead, officers and directors of Network USA resigned immediately following the closing, and Laiwang Zhang was appointed as Chairman and President, Baozhong Yuan was appointed as Chief Executive Officer and director, Xianfeng Kong was appointed as Chief Financial Officer and director, Chengxiang Yan was appointed as director, and Lei Zhang was appointed as Secretary.

Sunwin Tech Group, Inc. ("Sunwin") is doing business in China through its subsidiary, Shandong Qufu Natural Green Engineering Company, Limited ("the Company"). The Company, based in the province of Shandong, China, is engaged in the areas of essential traditional Chinese medicine, 100 percent organic herbal medicine, nutraceutical products, beet sugar, and animal medicine prepared from 100% organic herbal ingredients. Sunwin owns 80% of the outstanding capital stock of the Company.

Network USA issued an aggregate of 2,833,334 shares of its common stock to the four former shareholders of Sunwin, in consideration for their 32,500,000 shares of Sunwin, representing 100% of the issued and outstanding shares of Sunwin. In connection with the transaction, Sunwin purchased 750,000 shares of the common stock of Network USA owned by the former principal shareholders of Network USA, and, at the closing, Sunwin distributed the 750,000 shares to Baozhong Yuan, Laiwang Zhang, Xianfeng Kong and Lei Zhang, pro-rata to their ownership of Sunwin immediately prior to the closing. Following the transactions, the former Sunwin shareholders own approximately 68 % of the issued and outstanding capital stock of Network USA.

According to its unaudited financial statements for the first three months ended March 31, 2004, the Company generated US$2.97 million in sales and $0.44 million in net income. As of March 31, 2004, the Company had approximately US$3.67 million in total assets with $3.27 million in shareholder equity.




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The following table identifies the Principal Shareholders of Network USA following the transactions described in this Report:

  ----------------------- -------------------------------- ----------------

                                                            Percent of
                          Common Shares Beneficially         Outstanding
  Shareholder                         Owned                    Shares

  Laiwang Zhang - Chairman         1,598,717                   30.3%
  Baozhang Yuan - CEO                661,539                   12.6%
  Xianfeng Kong - President          661,539                   12.6%
  Lei Zhang - CFO                    661,539                   12.6%
  ----------------------- -------------------------------- ----------------
  Officers and Directors as a      3,583,334                     68%
  group (4 persons)


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.
(a) Financial Statements.
Financial Statements for the periods specified in Rule 3-05(b) of Regulations S-X will be filed by amendment within the time prescribed by Item 7(a) of Form 8-K

(b) Pro Forma Financial Information.
Pro forma financial information required by Article XI of Regulation S-X will be supplied by amendment within the time prescribed by Item 7(a) and (b) of Form 8-K.

(c) Exhibits.
10.1 Share Exchange Agreement dated April 30, 2004 by and between Network USA, Inc., and shareholders of Sunwin Tech Group, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NETWORK USA, INC.
                                  (Registrant)


Date:  May 10, 2004                By:  /s/ Baozhong Yuan
                                         ----------------------
                                        Baozhong Yuan
                                        Chief Executive Officer